UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported):  May 15, 2008

MINDSPEED TECHNOLOGIES, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	000-50499	01-0616769
(State or Other Jurisdiction of	(Commission File Number)	(I.R.S. Employer
Incorporation or Organization)		Identification No.)

4000 MacArthur Boulevard, East Tower

Newport Beach, California  92660-3095

 (Address of Principal Executive Offices) (Zip Code)

(949) 579-3000

(Registrant’s telephone number,

including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective May 15, 2008, the Board of Directors (the “Board”) of Mindspeed Technologies, Inc. (the “Company”) approved a new form of change of control employment agreement (the “Employment Agreement”), to be entered into with the Company’s executive officers.  Upon execution of the Employment Agreement, the prior change of control employment agreements entered into between the Company and each of its executive officers will be terminated.  The Company’s prior form of change of control employment agreement was updated in response to final regulations issued under Section 409A of the Internal Revenue Code, to provide for acceleration of equity incentives under certain circumstances and to increase the acquisition of beneficial ownership of the Company’s common stock or voting securities constituting a change of control from 20% to 35%.

The Employment Agreement becomes effective upon a “change of control” of the Company and provides for the continuing employment of the executive officers after the change of control on terms and conditions no less favorable than those in effect before the change of control, or, under certain circumstances, for payments upon termination of employment in connection with a change of control.  Certain severance benefits to be paid to the executive officers under the Employment Agreement are subject to a “double trigger,” meaning that both a change of control and a termination are required.  If the executive officer’s employment is terminated by the Company without “cause” or if the executive officer terminates his or her own employment for “good reason,” as defined in the Employment Agreement, following a change of control, the executive officer is entitled to severance benefits equal to three times, in the case of the Company’s Chief Executive Officer, and two times, in the case of the other executive officers, his or her annual compensation, including bonus, acceleration of equity incentives and continuation of certain benefits for two years.  The executive officer is entitled to an additional payment, if necessary, to make him or her whole as a result of any excise tax imposed on certain change of control payments, subject to some minor adjustments.

For purposes of the Employment Agreement, a “change of control” generally means:

•                  the acquisition by any individual, entity or group of beneficial ownership of 35% or more of either the then outstanding shares of the Company’s common stock or the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors;

•                  a change in the composition of a majority of the Board, which is not supported by the current Board;

•                  a major corporate transaction, such as a reorganization, merger or consolidation or sale or other disposition of all or substantially all of the Company’s assets, which results in a change in the majority of the Board or of more than 60% of the Company’s stockholders; or

•                  approval by our stockholders of the complete liquidation or dissolution of the Company.

The foregoing summary of the Employment Agreement is qualified in its entirety by reference to the Form of Employment Agreement attached hereto as Exhibit 10.1 and incorporated herein by reference.

Item 9.01  Financial Statements and Exhibits.

(d) Exhibits.

10.1 Form of Employment Agreement

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MINDSPEED TECHNOLOGIES, INC.

Date: May 21, 2008	By:	/s/ Brandi R. Steege
Brandi R. Steege

Vice President, Legal, and Secretary

EXHIBIT INDEX

Exhibit	Description

10.1	Form of Employment Agreement